8x8, Inc. Reports Third Quarter Fiscal 2020 Financial Results

Service revenue growth of 32% year-over-year

Enterprise ARR grew 85% year-over-year

Contact center bookings increased 90% year-over-year

SAN JOSE, CA. - February 4, 2020 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform, today reported financial results for the third quarter of fiscal 2020 ended December 31, 2019.

Third Quarter Fiscal 2020 Financial Results Highlights:

•	Total revenue increased 31.9% year-over-year to $118.6 million.

•	Service revenue increased 32.2% year-over-year to $113.6 million.

•	GAAP Pre-Tax Loss was $46.8 million; Non-GAAP Pre-Tax Net Loss was $16.3 million.

Quotes from Vik Verma, Chief Executive Officer:

“8x8’s third quarter was another strong performance, with record revenue growth of 32%. Our X Series platform continues to resonate strongly with the market, driving enterprise ARR year-over-year growth of 85%. In fact, all of our top 10 deals were from bundled platform deals. And we are seeing acceleration in large customers migrating off of legacy solutions, with four of our top ten wins coming from Avaya replacements.”

“As we continue to accelerate revenue growth, we took the opportunity to align our operations and go-to-market growth initiatives with a more optimal global footprint and cost structure. And as we pass a $500+ million revenue run rate in the near term, we are tracking to profitability exiting the coming fiscal year.”

“Earlier today, we announced new strategic partnerships with four prominent UK-based VARs: Softcat, Computacenter, Charterhouse and NSL. These relationships further extend our global footprint and bring compelling value to customers and partners. This complements our very successful channel master-agent referral program which we expect to continue to grow bookings in excess of 50% year-over-year. When combined with CloudFuel, our strategic partnership with ScanSource and Poly, our channel strategy creates a unique opportunity for 8x8 to partner with both the channel master-agent referral partners and the VAR community as we displace over 350 million on-premises seats from legacy players including Avaya and Mitel.”

Q3 F2020 Business Metrics and Highlights:

Financial and Business Metrics

•
Bookings greater than $100K ARR: The Company closed 40 new customer deals in the third quarter of fiscal 2020 with ARR (annual recurring revenue) greater than $100,000. These deals represented 33% of new bookings for the quarter, compared with 29% of new bookings in the same period last year.

•	Channel bookings grew 62% year-over-year and represented 54% of new bookings.

•	Contact center bookings represented 33% of total new bookings and grew 90% year-over-year.

•	Total ARR: The Company's total annual recurring revenue is $411.3 million, an increase of 33% from the same period last year.

•	Total ARR greater than $100K: The Company had 592 customers that generated ARR greater than $100,000, compared with 376 customers in the same period last year, a 57% year-over-year growth.

•	Strong ARR growth by customer size:

◦	Small Business customers (defined as companies whose revenue is less than $50 million) comprised 56% of total ARR which grew 18% year-over-year.

◦	Mid-market customers (defined as companies whose revenue is between $50 million and $1 billion) comprised 26% of total ARR which grew 44% year-over-year.

◦	Enterprise customers (defined as companies whose revenue is more than $1 billion) comprised 18% of total ARR which grew 85% year-over-year.

•	Average annual service revenue per customer:

◦	Small business was $5,034, compared with $4,631 in the same period last year, a 9% increase year-over-year.

◦	Mid-market was $43,621, compared with $34,295 in the same period last year, a 27% increase year-over-year.

◦	Enterprise was $181,815, compared with $142,337 in the same period last year, a 28% increase year-over-year.

•	GAAP gross margin was 53%, compared with 63% in the same period last year. Non-GAAP gross margin was 57%, compared with 67% in the same period last year.

•	GAAP service margin was 57%, compared with 68% in the same period last year. Non-GAAP service margin was 61%, compared with 71% in the same period last year.

•	Cash used in operating activities was $18.3 million. Cash, restricted cash and investments were $254.2 million at December 31, 2019.

Company Highlights

•	Issued $75.0 million of 0.50% coupon Convertible Notes due in 2024.

•	Purchased webRTC quality monitoring and analytics technology from Callstats.io.

•	Announced strategic partnerships with UK-based value-add resellers (VAR) Charterhouse, Computacenter, NSL and Softcat.

•
Appointed Marge Breya to Executive Vice President and Chief Marketing Officer; Samuel Wilson to Chief Customer Officer and Managing Director of EMEA; and Homero Salinas to Global Vice President and Head of Commercial Sales.

Product Innovation Highlights & Industry Awards

•	Awarded 2019 CRN Tech Innovator Award.

•	Awarded 2019 Customer Experience Innovation Award from CUSTOMER Magazine.

•	Added 7 new patents in the quarter for a total of 209 patents awarded.

Q4 and F2020 Financial Outlook:

Fourth Quarter Fiscal 2020 Financial Outlook:

•	Total Revenue guidance in the range of $118.9 million to $119.4 million, representing approximately 27% year-over-year growth.

•	Service Revenue guidance in the range of $114.4 million to $114.9 million, representing approximately 28% to 29% year-over-year growth.

•	Non-GAAP Pre-Tax Loss guidance of approximately $14.1 million.

Full-Year Fiscal 2020 Financial Outlook:

•	The Company raises Total Revenue guidance from approximately $440.0 million to approximately $444.0 million, representing approximately 26% year-over-year growth.

•	The Company raises Service Revenue guidance from approximately $422.0 million to approximately $425.0 million, representing approximately 27% year-over-year growth.

•	The Company reiterates non-GAAP Pre-Tax Loss guidance of approximately $60.0 million.

We do not reconcile our forward-looking estimates of non-GAAP Pre-Tax Income (Loss) to the corresponding GAAP measures of GAAP Net Income (Loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP Pre-Tax Income (Loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections (including our guidance for the fiscal year and our path to profitability) are on a non-GAAP basis. See the Financial Metrics Sheet for Third Quarter Fiscal Year 2020 posted on the Company's investor relations website for the definition of operational and key business metrics referenced in this press release.

Conference Call Information:

Management will host a conference call to discuss earnings results on February 4, 2020 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #5884777
Replay:	(800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #5884777
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until February 11, 2020. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading cloud provider of voice, video, chat, contact center and enterprise-class API solutions powered by one global communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP Net Income (Loss) as Net Income (Loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, debt amortization expense, legal and regulatory costs, severance and contract termination costs, and the provision for income taxes. Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Certain other income and expense items, such as acquisition and integration-related expenses, certain legal and regulatory costs, certain severance and contract termination costs, and expenses for tax, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations.

GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US states and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income (loss) to derive Non-GAAP net income (loss) after taxes.

The Company defines non-GAAP Net Income (Loss) per share as non-GAAP Net Income (Loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, our strategic cloud migration program with Poly and ScanSource, strategies, organization changes, changing markets, future business performance and financial outlook, including future profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: market acceptance of new or existing services and features we may offer from time to time; customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs; competitive pressures, and any changes in the competitive dynamics of the markets in which we compete; upfront investments, including the cost to support new strategic initiatives such as our cloud migration program with Poly and Scansource, to acquire more customers may not result in additional revenue from new or existing customers; new strategic partnerships, such as our cloud migration program with Poly and ScanSource, including the costs to support such initiatives and our ability to benefit from these initiatives in the future; the quality and reliability of our services; customer cancellations and rate of churn; our ability to scale our business; customer acquisition costs; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk of defects or bugs in our software; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory requirements, including privacy, in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance; the timing, extent and results of sales and use tax audits; risks relating to the acquisition and integration of businesses we have acquired (most recently, Wavecell Pte. Ltd.) or may acquire in the future, particularly if the acquired business operates in a different market space from us or is based in a region where we do not have significant operations; the amount and timing of costs associated with recruiting, training and integrating new employees; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; introduction and adoption of our cloud software solutions in markets outside of the United States; risk of cybersecurity breaches and other unauthorized disclosures of customer data; general economic conditions that could adversely affect our business and operating results; implementation and effects of new accounting standards and policies in our reported financial results; and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Service revenue	$113,566	$85,911	$310,467	$245,378
Product revenue	5,001	4,001	14,292	13,441
Total revenue	118,567	89,912	324,759	258,819

Cost of revenue and operating expenses:
Cost of service revenue	49,326	27,632	124,488	78,383
Cost of product revenue	6,893	5,318	19,119	16,996
Research and development	19,870	16,886	57,635	43,999
Sales and marketing	63,099	46,276	174,593	128,451
General and administrative	22,547	18,038	62,589	53,198
Total operating expenses	161,735	114,150	438,424	321,027
Loss from operations	(43,168)	(24,238)	(113,665)	(62,208)
Other (expense) income, net	(3,623)	579	(7,919)	1,933
Loss before provision for income taxes	(46,791)	(23,659)	(121,584)	(60,275)
Provision for income taxes	280	112	684	333
Net loss	$(47,071)	$(23,771)	$(122,268)	$(60,608)

Net loss per share:
Basic and diluted	$(0.47)	$(0.25)	$(1.23)	$(0.64)

Weighted average number of shares:
Basic and diluted	99,922	95,370	99,082	94,093

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$184,794	$276,583
Restricted cash, current	3,459	—
Short-term investments	30,283	69,899
Accounts receivable, net	37,384	20,181
Deferred sales commission costs	20,749	15,601
Other current assets	25,712	15,127
Total current assets	302,381	397,391
Property and equipment, net	89,776	52,835
Operating lease, right-of-use assets	77,062	—
Intangible assets, net	26,455	11,680
Goodwill	131,000	39,694
Long-term investments	20,126	—
Restricted cash, non-current	15,558	8,100
Deferred sales commission costs, non-current	48,656	33,693
Other assets	21,485	2,965
Total assets	$732,499	$546,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,334	$32,280
Accrued compensation	24,392	18,437
Accrued taxes	11,670	13,862
Operating lease liabilities, current	4,320	—
Deferred revenue	7,216	3,336
Other accrued liabilities	23,704	6,790
Total current liabilities	121,636	74,705

Operating lease liabilities, non-current	86,187	—
Convertible senior notes, net	287,464	216,035
Other liabilities, non-current	17,721	6,228
Total liabilities	513,008	296,968

Stockholders' equity:
Common stock	101	96
Additional paid-in capital	598,525	506,949
Accumulated other comprehensive loss	(6,565)	(7,353)
Accumulated deficit	(372,570)	(250,302)
Total stockholders' equity	219,491	249,390
Total liabilities and stockholders' equity	$732,499	$546,358

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(122,268)	$(60,608)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,801	6,464
Amortization of intangible assets	6,149	4,551
Amortization of capitalized software	13,263	6,452
Amortization of debt discount and issuance costs	9,987	—
Amortization of deferred sales commission costs	13,805	—
Operating lease expense, net of accretion	10,676	—
Non-cash lease expenses	—	3,601
Stock-based compensation	50,305	31,574
Other	2,671	873
Changes in assets and liabilities:
Accounts receivable, net	(8,776)	(3,965)
Deferred sales commission costs	(33,651)	(7,234)
Other current and non-current assets	(24,780)	(2,565)
Accounts payable and accruals	7,876	13,198
Deferred revenue	5,106	986
Net cash used in operating activities	(62,836)	(6,673)

Cash flows from investing activities:
Purchases of property and equipment	(22,853)	(5,778)
Purchase of business	(58,853)	(5,625)
Cost of capitalized software	(22,784)	(18,210)
Proceeds from maturities of investments	16,195	44,850
Proceeds from sales of investments	33,117	41,780
Purchases of investments	(29,658)	(52,353)
Net cash (used in) provided by investing activities	(84,836)	4,664

Cash flows from financing activities:
Finance lease payments	(312)	(771)
Tax-related withholding of common stock	(6,186)	(7,631)
Proceeds from issuance of common stock under employee stock plans	7,035	7,372
Net proceeds from issuance of convertible senior notes	65,305	—
Net cash provided by (used in) financing activities	65,842	(1,030)

Effect of exchange rate changes on cash	958	(339)
Net decrease in cash, cash equivalents, and restricted cash	(80,872)	(3,378)

Cash, cash equivalents and restricted cash, beginning of period	284,683	39,803
Cash, cash equivalents and restricted cash, end of period	$203,811	$36,425

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended December 31,				Nine Months Ended December 31,
Reconciliation of GAAP to Non-GAAP Expenses:	2019		2018		2019		2018
GAAP cost of service revenue	$49,326		$27,632		$124,488		$78,383
Amortization of acquired intangible assets	(1,803)		(1,342)		(4,909)		(3,564)
Stock-based compensation expense and related employer payroll taxes	(2,551)		(1,562)		(6,221)		(3,967)
Acquisition and integration costs	(6)		—		(6)		—
Legal and regulatory costs	(573)		—		(990)		—
Severance and contract termination costs	—		—		(1)		—
Non-GAAP cost of service revenue	$44,393		$24,728		$112,361		$70,852
Non-GAAP service margin (as a percentage of service revenue)	$69,173	60.9%	$61,183	71.2%	$198,106	63.8%	$174,526	71.1%

GAAP and Non-GAAP cost of product revenue	$6,893		$5,318		$19,119		$16,996
Non-GAAP product margin (as a percentage of product revenue)	$(1,892)	(37.8)%	$(1,317)	(32.9)%	$(4,827)	(33.8)%	$(3,555)	(26.4)%

Non-GAAP gross margin (as a percentage of revenue)	$67,281	56.7%	$59,866	66.6%	$193,279	59.5%	$170,971	66.1%

GAAP research and development	$19,870		$16,886		$57,635		$43,999
Stock-based compensation expense and related employer payroll taxes	(6,236)		(3,570)		(14,317)		(8,587)
Acquisition and integration costs	(98)		—		(130)		—
Legal and regulatory costs	(452)		—		(836)		—
Severance and contract termination costs	—		—		(1)		—
Non-GAAP research and development (as a percentage of revenue)	$13,084	11.0%	$13,316	14.8%	$42,351	13.0%	$35,412	13.7%

GAAP sales and marketing	$63,099		$46,276		$174,593		$128,451
Amortization of acquired intangible assets	(519)		(352)		(1,240)		(987)
Stock-based compensation expense and related employer payroll taxes	(5,585)		(3,798)		(14,846)		(8,402)
Acquisition and integration costs	(2)		—		(7)		—
Legal and regulatory costs	(870)		—		(1,542)		—
Severance and contract termination costs	(350)		(313)		(351)		(313)
Non-GAAP sales and marketing (as a percentage of revenue)	$55,773	47.0%	$41,813	46.5%	$156,607	48.2%	$118,749	45.9%

GAAP general and administrative	$22,547		$18,038		$62,589		$53,198
Stock-based compensation expense and related employer payroll taxes	(7,010)		(3,605)		(16,986)		(10,619)
Acquisition and integration costs	(530)		—		(2,209)		—
Legal and regulatory costs	(217)		(3,499)		389		(10,756)
Severance and contract termination costs	(147)		(191)		(1,521)		(586)
Non-GAAP general and administrative (as a percentage of revenue)	$14,643	12.3%	$10,743	11.9%	$42,262	13.0%	$31,237	12.1%

 8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended December 31,				Nine Months Ended December 31,
Reconciliation of GAAP to Non-GAAP Expenses:	2019		2018		2019		2018
GAAP other income and expense	(3,623)		579		(7,919)		1,933
Debt amortization expense	3,590		—		9,987		—
Non-GAAP other income and expense (as a percentage of revenue)	(33)	—%	579	0.6%	2,068	0.6%	1,933	0.7%

	Three Months Ended December 31,				Nine Months Ended December 31,
	2019		2018		2019		2018
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(47,071)		$(23,771)		$(122,268)		$(60,608)
Amortization of acquired intangible assets	2,322		1,694		6,149		4,551
Stock-based compensation expense and related employer payroll taxes (1)(2)	21,382		12,535		52,370		31,575
Acquisition integration costs	636		—		2,352		—
Legal and regulatory costs	2,112		3,499		2,979		10,756
Severance and contract termination costs	497		504		1,874		899
Debt amortization expense	3,590		—		9,987		—
Provision for income taxes	280		112		684		333
Non-GAAP net loss before taxes (as a percentage of revenue)	$(16,252)	(13.7)%	$(5,427)	(6.0)%	$(45,873)	(14.1)%	$(12,494)	(4.8)%
Non-GAAP tax expense (3)	280		112		684		333
Non-GAAP net loss after taxes (as a percentage of revenue)	$(16,532)	(13.9)%	$(5,539)	(6.2)%	$(46,557)	(14.3)%	$(12,827)	(5.0)%

(1) Beginning for the three months ended December 31, 2019, employer payroll taxes were included as a non-GAAP reconciling item.
(2) For the three months ended December 31, 2019, stock-based compensation expense and related employer payroll taxes includes stock in lieu of cash of $1.2 million, of which $0.2 million is included in cost of revenues, $0.4 million in research and development expenses, $0.2 million in sales and marketing expenses, and $0.4 million in general and administrative expenses.

(3) The non-GAAP tax provision in fiscal years 2020 and 2019 do not have deferred income tax impact due to the full valuation allowance applied against deferred tax assets. The non-GAAP effective tax is based on current taxes for certain US states and foreign jurisdictions.

Shares used in computing non-GAAP net loss per share:
Basic and Diluted	99,922		95,370		99,082		94,093

GAAP net loss per share - Basic and Diluted	$(0.47)		$(0.25)		$(1.23)		$(0.64)
Non-GAAP net loss before taxes per share - Basic and Diluted	$(0.17)		$(0.06)		$(0.47)		$(0.14)